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Exhibit 21.1

Significant Subsidiaries of the Company

CVS Rhode Island, Inc.
CVS Center, Inc.
CVS Foreign, Inc.
CVS Pharmacy, Inc.
Nashua Hollis CVS, Inc.
CVS Vanguard, Inc.
CVS New York, Inc.
CVS Revco D.S., Inc.
Revco Discount Drug Centers, Inc.
Hook—SupeRx, Inc.
Big B, Inc.
Arbor Drugs, Inc.
PharmaCare Management Services, Inc.
ProCare Pharmacy, Inc.
CVS Rx Services, Inc.

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  Exhibit 21.1
Significant Subsidiaries of the Company